Filed pursuant to Rule 424(b)(3)
                                                   Registration No. 333-115760

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                SUPPLEMENT DATED DECEMBER 1, 2005 TO PROSPECTUS
                             DATED MARCH 31, 2005


      In accordance with the rules of the Commodity Futures Trading Commission (the "CFTC"), this Supplement updates certain information contained in the Prospectus dated March 31, 2005 (the "Prospectus") of ML JWH Strategic Allocation Fund L.P. (the "Fund"). All capitalized terms used in this Supplement have the same meaning as in the Prospectus.

      Prospective investors in the Fund should review carefully the contents of both this Supplement and the Prospectus.

      This Supplement contains an updated version of the performance record of the Fund set forth on pages 13-14 of the Prospectus.

      The updated performance record must be read in conjunction with the notes on pages 15-16 of the Prospectus.

                     * * * * * * * * * * * * * * * * * * *

        All information in the Prospectus is restated pursuant to this
                    Supplement, except as updated hereby.

                        ------------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        ------------------------------


       THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE
      MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED
          UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                        ------------------------------



              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                 Selling Agent

                   MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
                                General Partner

      The following information updates the "Performance of the Fund" section set forth on pages 13-14 of the Prospectus.

Performance of the Fund


      The following are the monthly rates of return and the month-end Net Asset Value per Unit from January 1, 2000 through October 31, 2005. For performance information since inception (July 15, 1996), please see "Supplemental Performance of the Fund," which is found on page 3 of Part Two Statement of Additional Information of the Prospectus dated March 31, 2005. There can be no assurance that the Fund will continue to perform in the future the way it has in the past.

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                       January 1, 2000--October 31, 2005
                    Aggregate Subscriptions: $1,818,723,293
                    Current Capitalization: $1,302,416,624
             Worst Monthly Decline (Month/Year): (14.60)% (11/01)
        Worst Peak-to-Valley Decline (Month/Year): (31.32)% (3/04-8/04)
              Net Asset Value per Unit, October 31, 2005: $214.98
                Number of Unitholders, October 31, 2005: 39,463

-------------------------------------------------------------------------------
 Month                         Monthly                 Month-End
 Month                     Rates of Return           NAV per Unit
-------------------------------------------------------------------------------
2000
-------------------------------------------------------------------------------
January                          1.08%                 $147.98
-------------------------------------------------------------------------------
February                         1.10                   149.61
-------------------------------------------------------------------------------
March                           (4.16)                  143.39
-------------------------------------------------------------------------------
April                           (1.59)                  141.10
-------------------------------------------------------------------------------
May                             (1.04)                  139.63
-------------------------------------------------------------------------------
June                            (3.95)                  134.11
-------------------------------------------------------------------------------
July                            (3.56)                  129.33
-------------------------------------------------------------------------------
August                           3.65                   134.06
-------------------------------------------------------------------------------
September                       (7.26)                  124.33
-------------------------------------------------------------------------------
October                          5.66                   131.37
-------------------------------------------------------------------------------
November                        13.10                   148.57
-------------------------------------------------------------------------------
December                        16.91                   173.69
-------------------------------------------------------------------------------
Compound Rate of Return         18.65%
-------------------------------------------------------------------------------
2001
-------------------------------------------------------------------------------
January                         (0.63)%                $172.60
-------------------------------------------------------------------------------
February                        (0.70)                  171.38
-------------------------------------------------------------------------------
March                           11.35                   190.83
-------------------------------------------------------------------------------
April                           (9.71)                  172.29
-------------------------------------------------------------------------------
May                              2.51                   176.63
-------------------------------------------------------------------------------
June                            (4.81)                  168.12
-------------------------------------------------------------------------------
July                            (4.07)                  161.28
-------------------------------------------------------------------------------
August                           6.00                   170.97
-------------------------------------------------------------------------------
September                        2.94                   175.99
-------------------------------------------------------------------------------
October                          4.20                   183.39
-------------------------------------------------------------------------------
November                       (14.60)                  156.62
-------------------------------------------------------------------------------
December                         8.52                   169.97
-------------------------------------------------------------------------------
Compound Rate of Return         (2.15)%
-------------------------------------------------------------------------------
2002
-------------------------------------------------------------------------------
January                         (0.91)%                $168.42
-------------------------------------------------------------------------------
February                        (3.43)                  162.64
-------------------------------------------------------------------------------
March                           (5.21)                  154.17
-------------------------------------------------------------------------------
April                            0.91                   155.57
-------------------------------------------------------------------------------
May                              8.62                   168.98
-------------------------------------------------------------------------------
June                            20.11                   202.97
-------------------------------------------------------------------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

-------------------------------------------------------------------------------
July                             7.24                   217.66
-------------------------------------------------------------------------------
August                           3.86                   226.06
-------------------------------------------------------------------------------
September                        6.17                   240.00
-------------------------------------------------------------------------------
October                         (7.83)                  221.21
-------------------------------------------------------------------------------
November                        (6.63)                  206.54
-------------------------------------------------------------------------------
December                         6.28                   219.52
-------------------------------------------------------------------------------
Compound Rate of Return         29.15%
-------------------------------------------------------------------------------
2003
-------------------------------------------------------------------------------
January                         14.45%                 $251.24
-------------------------------------------------------------------------------
February                         7.38                   269.78
-------------------------------------------------------------------------------
March                           (6.60)                  251.99
-------------------------------------------------------------------------------
April                            2.72                   258.85
-------------------------------------------------------------------------------
May                              5.17                   272.23
-------------------------------------------------------------------------------
June                            (8.58)                  248.88
-------------------------------------------------------------------------------
July                            (0.50)                  247.63
-------------------------------------------------------------------------------
August                           3.75                   256.91
-------------------------------------------------------------------------------
September                       (9.33)                  232.93
-------------------------------------------------------------------------------
October                         (8.40)                  213.37
-------------------------------------------------------------------------------
November                         1.17                   215.88
-------------------------------------------------------------------------------
December                         9.14                   235.60
-------------------------------------------------------------------------------
Compound Rate of Return          7.33%
-------------------------------------------------------------------------------
2004
-------------------------------------------------------------------------------
January                          3.80%                 $244.57
-------------------------------------------------------------------------------
February                         8.73                   265.91
-------------------------------------------------------------------------------
March                           (5.35)                  251.68
-------------------------------------------------------------------------------
April                          (10.86)                  224.34
-------------------------------------------------------------------------------
May                             (6.36)                  210.08
-------------------------------------------------------------------------------
June                           (10.58)                  187.86
-------------------------------------------------------------------------------
July                            (2.34)                  183.46
-------------------------------------------------------------------------------
August                          (0.45)                  182.64
-------------------------------------------------------------------------------
September                       10.25                   201.36
-------------------------------------------------------------------------------
October                         19.71                   241.05
-------------------------------------------------------------------------------
November                        11.21                   268.07
-------------------------------------------------------------------------------
December                        (2.89)                  260.33
-------------------------------------------------------------------------------
Compound Rate of Return         10.50%
-------------------------------------------------------------------------------
2005
-------------------------------------------------------------------------------
January                        (13.89)%                $224.16
-------------------------------------------------------------------------------
February                        (4.89)                  213.19
-------------------------------------------------------------------------------
March                            0.00                   213.18
-------------------------------------------------------------------------------
April                          (10.79)                  190.18
-------------------------------------------------------------------------------
May                              9.40                   208.05
-------------------------------------------------------------------------------
June                             2.20                   212.63
-------------------------------------------------------------------------------
July                             1.33                   215.46
-------------------------------------------------------------------------------
August                          (0.23)                  214.97
-------------------------------------------------------------------------------
September                        0.06                   215.10
-------------------------------------------------------------------------------
October                         (0.06)                  214.98
-------------------------------------------------------------------------------
Compound Rate of Return        (17.42)%
-------------------------------------------------------------------------------

                             CUMULATIVE STATISTICS
              Correlation Coefficient vs. S&P 500: (0.263) / Beta
                  vs. S&P 500: (0.150) / Sharpe Ratio: 0.153
          All financial information relates to the performance of the joint venture between the Fund and JWH, not of the Fund itself.
            See Notes to Performance of the Fund on page 15 of the
                        Prospectus dated March 31, 2005.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                       ACKNOWLEDGMENT OF RECEIPT OF THE
              SUPPLEMENT DATED DECEMBER 1, 2005 TO THE PROSPECTUS
         DATED MARCH 31, 2005 OF ML JWH STRATEGIC ALLOCATION FUND L.P.


              The undersigned hereby acknowledges that the undersigned has received a copy of the Supplement dated December 1, 2005 to the Prospectus dated March 31, 2005 of ML JWH Strategic Allocation Fund L.P.


INDIVIDUAL SUBSCRIBERS:                ENTITY SUBSCRIBERS:


                                       _______________________________________
_______________________________        (Name of Entity)

                                       By:____________________________________
_______________________________
Signature of Subscriber(s)

                                       Title:_________________________________
                                       (Trustee, partner or authorized officer)



Dated:  _______________________



   A signed copy of this Acknowledgment of Receipt of this December 1, 2005 Supplement and the Subscription Agreement and Power of Attorney signature page from the March 31, 2005 Prospectus must be returned
                   to your Merrill Lynch Financial Advisor.




                                                                SA-P1-1205SUP